CTI Group Announces Appointment of New President and CEO

INDIANAPOLIS, September 14, 2005 (PRIMEZONE) — CTI Group (Holdings) Inc. (OTC BB:CTIG.OB — News) announced that the Company’s current Chairman of the Board, John Birbeck, has assumed the duties of President and Chief Executive Officer.

Mr. Birbeck has served as a director of CTI Group since June 2001 and as Chairman of the Board of Directors of the Company since July 2005. Mr. Birbeck’s technology focused career includes over 20 years experience of leading high growth companies in the data and telecommunications industries. Mr. Birbeck has also been involved in the expansion of the Internet; he was a founder and director of Scorpion Logic, which was acquired by Bay Networks. In 1997, Mr. Birbeck founded and served as a director of Network Alchemy Ltd, developing the first, award winning, VOIP system for the SMB market. Network Alchemy Ltd. was acquired by Avaya Communications where its IP Office has become the cornerstone of their SMB business. From 2000 until 2001, Mr. Birbeck served as a director of Avaya Communications. Since 2001, Mr. Birbeck has been working as a consultant advising new technology start-up companies in the United Kingdom. Mr. Birbeck was also a founder and is a director of Seer Ltd. in 2001, a provider of sales performance enhancement software and consulting services. Mr. Birbeck replaces Bradley Houlberg the former President and Chief Executive Officer.

Commenting on his appointment as President and CEO, John Birbeck remarked “In accepting this new challenge, I am excited to have a hands-on role in leading CTI to realize its maximum potential for growth and shareholder return. The company has all the attributes required to drive significant growth, including a strong financial position, an excellent product portfolio, Fortune 500 customer base, global network of resellers and business partners, and a highly enthused team of employees, both in the US and in Europe.”

CTI Group (Holdings) Inc. is an international provider of next-generation invoice processing, business analysis, and telemanagement solutions for telecommunications service providers and their enterprise customers. CTI Group’s SmartBill® Connect and Proteus product suites offer a full array of solutions for telecommunications usage analysis, management, and electronic invoice receipt, processing and payment. CTI Group’s products are in daily use by some of the top service providers in North America and the United Kingdom, and play a key role in managing telecommunication costs at Fortune 500, Times 100 enterprises and government systems around the world. Headquartered in Indianapolis, CTI Group includes additional R&D, support and sales facilities in London to service the EMEA market. For more information, please visit CTI Group’s website at http://www.ctigroup.com.

This press release contains ``forward-looking’’ statements. Forward-looking statements include, but are not limited to statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and any statements using the words “could’’, “should’’, “anticipate’’, “expect’’, “may’’, “project’’, “intend’’, “will’’ or similar expressions. The Company’s ability to predict projected results or the effect of events on the Company’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. In addition to information provided elsewhere in this document, shareholders should consider the following: the risk that the Company will not be able to attract and retain customers to purchase its products, the risk that the Company will not be able to commercialize and market products; results of research and development; technological advances by third parties; competition; future capital needs of the Company; history of operating losses; dependence upon key personnel and general economic and business conditions. Readers are referred to documents filed by CTI Group with the U.S. Securities and Exchange Commission.

Contact:

CTI Group (Holdings) Inc.

Fred Hanuschek

317-262-4666